Exhibit 5.1

November 7, 2016

Vocera Communications, Inc.

525 Race Street

San Jose, California 95126

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Vocera Communications, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on or about November 7, 2016 in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an aggregate of 290,975 shares of the Company’s Common Stock (the “Stock”), that are subject to issuance by the Company upon the exercise or settlement of awards to be granted under the 2016 Equity Inducement Plan (the “Inducement Plan”).

In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:

(1) A copy of the Restated Certificate of Incorporation of the Company approved by the Company’s Board of Directors (the “Board”) on June 20, 2011 and the Company’s stockholders (the “Stockholders”) on or about March 7, 2012, and as filed with and certified by the Delaware Secretary of State on April 2, 2012 (the “Restated Certificate”), which is certified by the Company in the Management Certificate (as defined below) as being complete and in full force and effect, unmodified and unrepealed as of the date of this opinion;

(2) A copy of the Restated Bylaws of the Company approved by the Board on October 26, 2016 (the “Restated Bylaws”), which is certified by the Company in the Management Certificate as being complete and in full force and effect, unmodified and unrepealed as of the date of this opinion;

(3) The Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference;

(4) The prospectus prepared in connection with the Registration Statement (“Prospectus”);

(5) The Inducement Plan and related forms of agreements used by the Company under the Plan that will govern the Company’s issuance of the Stock;

(6) Copies of minutes of meetings of, and actions by the written consent of, the Board and the Stockholders provided to us by the Company relating to the adoption, approval, authorization and/or ratification of (i) the Restated Certificate, (ii) the Restated Bylaws, (iii) the Registration Statement and the issuance of Stock by the Company pursuant to the Registration Statement, and (iv) the adoption of the Inducement Plan;

(7) The stock records for the Company that the Company has provided to us (consisting of a list of the stockholders, optionholders and warrantholders of the Company that was prepared by the Company and provided to us as of November 7, 2016 and a list of any outstanding options, warrants or other rights to purchase the Company’s capital stock, and verifying the number of such issued and outstanding securities and a certificate of Computershare Trust Company, N.A., the Company’s transfer agent, dated November 7, 2016 regarding the Company’s outstanding shares of Common Stock as of November 4, 2016);

Vocera Communications, Inc.

November 7, 2016

(8) A Certificate of Good Standing issued by the Secretary of State of the State of Delaware dated November 7, 2016, stating that the Company is in good standing and has a legal corporate existence under the laws of the State of Delaware (the “Certificate of Good Standing”); and

(9) A management certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations (the “Management Certificate”).

In our examination of documents for purposes of this opinion, we have relied on the accuracy of representations to us by officers of the Company with respect to the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, and the lack of any undisclosed termination, modification, waiver or amendment to any document referenced in clauses (5) and (6) above to us.

We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, of the State of California and of the Delaware General Corporation Law and reported judicial decisions relating thereto.

Based upon the foregoing, it is our opinion that:

1.	the Company is a corporation validly existing, in good standing, under the laws of the State of Delaware; and

2.	the 290,975 shares of Stock that may be issued and sold by the Company upon the settlement of restricted stock units to be granted under the Inducement Plan, when issued, sold and delivered in accordance with the Inducement Plan and plan agreements to be entered into thereunder and in the manner and for the consideration stated in the Registration Statement and Prospectus, will be validly issued, nonassessable and, to our knowledge, fully paid.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectuses constituting a part thereof and any amendments thereto. This opinion is rendered as of the date first written above and based solely on our understanding of facts in existence as of such date after the aforementioned examination. This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

/s/ Fenwick & West LLP